Exhibit 23.7



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
                    ----------------------------------------


        We hereby consent to the use of our letter to the Board of Directors of Provident Bankshares Corporation to be included as an exhibit to the Proxy Statement, and to all references to our firm in such Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.





New York, New York
July 14, 1997